Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended March 31, 2021

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements are subject to various risks and uncertainties and America First Multifamily Investors, L.P. (“ATAX” or “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the America First Multifamily Investors, L.P.’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 25, 2021.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

PARTNERSHIP FINANCIAL INFORMATION

TABLE OF CONTENTS

Pages
Supplemental Letter from the CEO	4
Quarterly Fact Sheet	6
Financial Performance Trend Graphs	7-12
Other Partnership Information	13
Partnership Financial Measures	14-15

AMERICA FIRST MULTIFAMILY INVESTORS L.P.

LETTER FROM THE CEO

I am very pleased with our operating results for our first quarter, as we continued to increase our shorter-term construction financing transactions and realized a gain on the redemption of one of our Vantage investments.

We reported the following financial results as of and for the three months ended March 31, 2021:

•	Total revenues of approximately $14.4 million
•	Net income, basic and diluted, of $0.09 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.11 per BUC
•	Total assets of approximately $1.2 billion
•	Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $875.5 million

We reported the following notable transactions during the first quarter of 2021:

•	Received proceeds upon the sale of Vantage at Germantown totaling $16.1 million on the Partnership’s initial investment of $10.4 million. The Partnership originally made its investment in June 2018.
•

Committed to fund four GIL investments totaling up to $94.6 million and three property loans totaling up to $64.0 million for the construction of four affordable multifamily properties. The Partnership provided initial funding on these investments totaling $27.0 million of the investment commitments during the quarter with the remaining balance of the commitments to be funded during construction of the properties.

•	Advanced funds for two existing GIL investment commitments totaling $15.1 million.
•	Received proceeds from the redemption of two MRBs totaling $7.4 million.

We continue to see consistent operating results from the properties underlying our MRB investments, with all such MRBs being current on contractual principal and interest payments as of March 31, 2021, and having received no requests for forbearance to date.

Our MRB investment in the Live 929 Apartments student housing property continues to operate under a forbearance agreement and is focused on lease-up for the upcoming Fall 2021 semester. Johns Hopkins University has announced that they expect a broad resumption of in-person classes this fall and will also require students returning to campus to have received a COVID-19 vaccination. The borrower on the Provision proton therapy center MRB filed for Chapter 11 bankruptcy in the fourth quarter of 2020 and we continue to work with the other bondholders and the bond trustee to protect our rights and maximize the value of our investment.

In our Vantage investment portfolio, we continue to see attractive investment opportunities and closed on a new investment for a property in Loveland, CO in April of 2020. We continue to see good leasing activity at the seven properties where construction is complete, with two properties having achieved over 90% physical occupancy and another one having achieved over 85% physical occupancy. We continue to see no material supply chain or labor disruptions on the Vantage properties under construction.  As we have seen in the past, the Vantage group, as the managing member of each property-owning entity, will position a property for sale upon stabilization.

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Our two student housing MF Properties have continued to perform consistently with 2020.  Both are covering all their obligations from property cash flow. Both the University of Nebraska and San Diego State University have announced their intentions for the Fall 2021 semester to be primarily in-person, on-campus learning.  Our two property managers are actively pre-leasing units for the fall semester.

Since we are still in a relatively low interest rate environment, we continue to be mindful of the absolute level of rates where we can originate new fixed income investments.  We have continued our focus on shorter duration investments where matched funding is more readily available and hedging is less costly. We will continue to look to strategically work with our strongest sponsors on new investment opportunities where traditional sources of capital may not currently be available.

Thank you for your continued support of ATAX!

Kenneth C. Rogozinski

Chief Executive Officer

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FIRST QUARTER 2021 FACT SHEET

PARTNERSHIP DETAILS

ATAX was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties.  We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties.  We continue to expect most of the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes.  In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We have also acquired interests in multifamily properties (“MF Properties”) to position ourselves for future investments in MRBs issued to finance these properties or to operate the MF Properties until their “highest and best use” can be determined.  We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of March 31, 2021)

Symbol (NASDAQ)		ATAX
Most Recent Quarterly Distribution		$0.09
Unit Price		$5.53

BUCs Outstanding (including Restricted Units)		60,823,674
Market Capitalization		$336,354,917
52-week BUC price range	$3.58 to $5.96

Partnership Financial Information for Q1 2021 ($’s in 000’s, except per BUC amounts)
	3/31/2021	12/31/2020

Total Assets	$1,191,860	$1,175,248
Leverage Ratio[1]	67%	67%

	Q1 2021

Total Revenue	$14,387
Net Income (Loss)	$6,993
Cash Available for Distribution (“CAD”)[2]	$6,499
Distribution Declared per BUC[3]	$0.09

[1]

Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and MF Properties.

[2]

Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income (loss) to CAD is provided on page 14 of the Supplement herein.

[3]

The most recent distribution was paid on April 30, 2021 for BUC holders of record as of March 31, 2021. The distribution is payable to BUC holders of record as of the last business day of the quarter end and ATAX trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month.

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ATAX ASSET PROFILE

7

ATAX MORTGAGE INVESTMENT PROFILE

Percentage of Mortgage Investments[1] to Total Assets

$1,400,000,000
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
67%
72%
74%
75%
75%
73%
73%
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
3/31/2021
Non-Mortgage Investment Assets
MRB % of Total Assets

1 Mortgage Investments include the Partnership’s Mortgage Revenue Bonds and Governmental Issuer Loans.

8

ATAX DEBT AND EQUITY PROFILE

At March 31, 2021
29%
31%
8%
9%
2%
21%
TEBS Financings, net
Secured Notes, net
TOB Financings, net
Lines of Credit and Mortgage Payable, net
Series A Preferred Units
BUCs/General Partners' Equity

At December 31, 2020
31%
31%
9%
18%
3%
8%
TEBS Financings, net
Secured Notes, net
TOB Financings, net
Lines of Credit and Mortgage Payable, net
Series A Preferred Units
BUCs/General Partners' Equity

9

DEBT FINANCING, NET ($’s in 000’s)

INTEREST RATE SENSITIVITY ANALYSIS (1)

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$681,839	$(1,277,187)	$(2,554,373)	$(3,831,560)	$(5,108,747)
TEBS Debt Financings	129,681	(259,362)	(518,724)	(778,086)	(1,037,449)
Other Investment Financings	-	(216,897)	(734,397)	(1,251,897)	(1,769,397)
Variable Rate Investments	(92,934)	232,149	875,596	1,649,952	2,458,939
Total	$718,586	$(1,521,297)	$(2,931,898)	$(4,211,591)	$(5,456,654)

(1) Represents the change over the next 12 months assuming an immediate shift in rates and management does not adjust its strategy in response.

10

TOTAL REVENUE & GAIN ON SALE TRENDS

11

OPERATING EXPENSE TRENDS

•	Since June 1, 2019, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total assets has averaged approximately 0.35% per quarter.
•

Salaries and benefits expense for the three months ended September 30, 2019 includes approximately $2.7 million of expense related to the accelerated vesting of restricted units upon the change in control of ATAX’s general partner on September 10, 2019.

OTHER PARTNERSHIP INFORMATION

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Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-4AT-AXK1	Phone: 718-921-8124
Web Site:	www.ataxfund.com	888-991-9902
K-1 Services Email:	k1s@ataxfund.com
Ticker Symbol:	ATAX

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of ATAX)

Stephen Rosenberg	Chairman of the Board
Curtis A. Pollock	Manager
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager

Corporate Officers:
Chief Executive Officer – Kenneth C. Rogozinski
Chief Financial Officer – Jesse A. Coury

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CASH AVAILABLE FOR DISTRIBUTION (CAD) AND OTHER PERFORMANCE MEASURES

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

For the Three
Months Ended
March 31, 2021
Partnership net income	$6,992,854
Change in fair value of derivatives and interest rate derivative amortization	(7,451)
Depreciation and amortization expense	683,460
Amortization of deferred financing costs	206,386
Restricted units compensation expense	78,114
Deferred income taxes	(16,228)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)
Tier 2 (Income distributable) Loss allocable to the General Partner	(702,277)
Bond purchase premium (discount) amortization (accretion), net of cash received	(18,521)
Total CAD	$6,498,574

Weighted average number of BUCs outstanding, basic	60,690,862

Partnership Only:
Net income per BUC, basic	$0.09
Total CAD per BUC, basic	$0.11
Distributions declared per BUC	$0.09

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

TAX INCOME INFORMATION RELATED TO BENEFICIAL UNIT CERTIFICATES

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2018 to 2020. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances.

	2020		2019	2018
Tax-exempt income	215%		37%	41%
Taxable income (loss)	-115%	(1)	63%	59%
	100%		100%	100%

(1)

The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

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